                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  November 30, 1999



                               ACUSON CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                                                                  94-2784998
(State or other jurisdiction of          (Commission File No.)          (I.R.S. Employer Identification
 incorporation or organization)               1-10088                                Number


                              1220 Charleston Road
                            Mountain View, CA  94039
   (Address, including zip code, of Registrant's principal executive offices)



       Registrant's telephone number, including area code: (650) 969-9112



                  -------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.   Other Events.

          On September 15, 1999, Acuson Corporation ("Acuson"), a Delaware corporation entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") with Ecton, Inc. ("Ecton") and Echo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acuson ("Merger Sub"). The description contained in this Item 5 of the transactions contemplated by the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which is attached as Exhibit 10.3 to Acuson's Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission ("SEC") on November 16, 1999.

          The Reorganization Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the Reorganization Agreement by the requisite vote of Ecton's shareholders, Ecton would be merged into Merger Sub. As a result of the merger of Ecton into Merger Sub (the "Merger"), Ecton would become a wholly-owned subsidiary of Acuson. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a purchase.

     Pursuant to the terms of the Reorganization Agreement, Acuson was to acquire 100% of all of the outstanding securities of Ecton in exchange for shares of Acuson common stock having a value as of the date of the Reorganization Agreement equal to $23 million (the "Closing Date Stock Consideration"). In addition, the Reorganization Agreement provides that up to $17 million is to be payable to Ecton shareholders in either shares of Acuson common stock and/or cash (the "Post-Closing Payments") depending on the gross profits attributable to the sale or license of Ecton's products achieved by Ecton through each of the four calendar years beginning on January 1st of 2000 and ending on December 31, 2003.

     On November 30, 1999, Acuson, Ecton and Merger Sub entered into Amendment No. 1 to the Reorganization Agreement (the "Amendment"). The Amendment provides that, in addition to the Closing Date Stock Consideration, upon the closing of the Merger, Acuson will pay Ecton shareholders an aggregate of $4 million in cash. The Amendment also contemplates that the payment of Post-Closing Payments to Ecton shareholders be based on the gross profits attributable to the sale or license of Ecton's products achieved by Ecton through June 30, 2004, and that the post-closing payment years upon which such calculations are to be made will be modified to be the twelve month period beginning on July 1 in a specified calendar year and ending on June 30 of the following calendar year. The description contained in this Item 5 of the transactions contemplated by the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Report as Exhibit 99.1.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)   Exhibit

Exhibit No.                                       Description
99.1            Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated as of
                November 30, 1999, among Acuson, Merger Sub and Ecton.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     Acuson Corporation



Dated:  December 2, 1999
                                     By:  /s/Charles H. Dearborn
                                          ------------------------------------
                                          Charles H. Dearborn
                                          Vice President of Human Resources
                                          and Legal Affairs, General Counsel and
                                          Secretary

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